Exhibit 32.2
Certification of CFO Furnished Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Pacific Biosciences of California, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof, I, Jim Gibson, Chief Financial Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,
(i)the Annual Report of the Company on Form 10-K for the period ended December 31, 2025 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2026	/s/ Jim R. Gibson
Jim R. Gibson
Chief Financial Officer (Principal Financial Officer)